UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2004

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 884-6700

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

	Exhibit 99.1	Press Release of BioMarin Pharmaceutical Inc. (the “Company”) dated February 3, 2004.

Item 12. Results of Operations and Financial Condition.

On February 3, 2004, the Company announced financial results for its fourth quarter and the full year ended December 31, 2003. The Company’s press release issued on February 3, 2004 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release included an estimate of “cash burn” (a non-GAAP financial measure) for the year ending December 31, 2004. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The Company estimates that its cash burn for 2004 will be between $69 million to $73 million. The Company defines cash burn as the net increase (or decrease) in cash excluding the effect of capital markets financing activities and the purchase and sale of short-term investments (each as determined in accordance with GAAP). The Company does not anticipate any additional capital market financing activities in the remainder of 2004. Therefore, assuming that the net effect of the purchase and sale of short-term investments will be zero, the estimated cash burn for 2004 is equal to the estimated total net decrease in cash for 2004.

The Company uses short-term investments as an investment vehicle for its cash and cash equivalents, and the distinction between cash and cash equivalents is determined based on the duration of the investment. The Company manages its cash, cash equivalents and short-term investments as a common pool. The effect on net increase (or decrease) in cash because of the purchase and sale of short-term investments is impossible to predict and does not have a material effect on the Company’s liquidity or total current assets since short-term investments are usually bonds and notes held to maturity. Therefore, for purposes of determining cash burn, the Company does not give effect to the purchase and sale of short-term investments and assumes that the net effect of the purchase and sale of short-term investments will be zero.

The Company believes that cash burn, although a non-GAAP financial measure, provides useful information to investors by showing the net cash expended in most aspects of its activities. The Company also believes that the presentation of this non-GAAP financial measure is consistent with the Company’s past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. Any non-GAAP financial measure used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date February 3, 2004	/s/ Louis Drapeau
Louis Drapeau Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant dated February 3, 2004